UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
AMENDMENT NO. 1
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2008 ev3 Inc.
(Exact name of Registrant as specified in its charter)

Delaware State or other jurisdiction of incorporation)	000-51348 (Commission File Number)	32-0138874 (IRS Employer Identification No.)

9600 54th Avenue North, Suite 100 Plymouth, Minnesota (Address of principal executive offices)	55442 (Zip Code)

Registrant’s telephone number, including area code: (763) 398-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: ev3 Inc. hereby files this Amendment No. 1 to its Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2008, in order to provide information regarding the terms and conditions relating to the severance arrangement with James M. Corbett, who resigned as Chairman of the Board of Directors, as a director and as President and Chief Executive Officer of the Company, effective April 6, 2008.
Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, on April 7, 2008, ev3 Inc. (the “Company”) announced that it had appointed (i) Robert J. Palmisano as President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company and (ii) Daniel J. Levangie, a current director and former Lead Independent Director, as non-executive Chairman of the Board of Directors. The Company also announced that Mr. Palmisano and Mr. Levangie succeeded James M. Corbett, who resigned as Chairman of the Board of Directors, as a director and as President and Chief Executive Officer of the Company. The appointment of Mr. Palmisano and Mr. Levangie and the resignation of Mr. Corbett were effective April 6, 2008.
In connection with Mr. Corbett’s resignation, the Company and Mr. Corbett have entered into a Separation Agreement and Release of Claims, dated as of April 6, 2008 (the “Separation Agreement”). The Separation Agreement provides for the following, among other things:
•	payment by the Company to Mr. Corbett of a lump sum cash payment of $1,282,500, which represents 18 months of Mr. Corbett’s current base salary of $425,000 plus 150% of Mr. Corbett’s target bonus amount (which is currently 80% of his base salary).

•	amendment to Mr. Corbett’s outstanding stock options and restricted stock awards to provide as follows:
o	with respect to Mr. Corbett’s outstanding stock options that have already vested, extension of the expiration date for the exercise thereof until 27 months following his date of resignation;

o	with respect to Mr. Corbett’s outstanding unvested stock options and restricted stock awards that otherwise would have vested within 24 months following his date of resignation, full acceleration of the vesting thereof as of his date of resignation and extension of the expiration date for the exercise thereof until 27 months following his date of resignation;

o	with respect to Mr. Corbett’s outstanding unvested stock options and restricted stock awards that otherwise would have vested after 24 months following his date of resignation, termination of such stock option and restricted stock awards in accordance with the terms of the applicable grant documentation; and

o	with respect to certain stock options previously transferred by Mr. Corbett to his former spouse (who is not now and has not been an employee of the Company), adjustments in the same manner as the options held by Mr. Corbett as described above.
•	if timely elected, payment of COBRA continuation coverage premiums for a period of 18 months from the date of his resignation.

•	payment of outplacement services for a period of 6 months from the date of his resignation.
The Separation Agreement also includes a general release of claims against the Company by Mr. Corbett and an agreement by Mr. Corbett to cooperate with respect to any future investigations and litigation.
The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference thereto. The foregoing description of the amendments to Mr. Corbett’s and Mr. Corbett’s former spouse’s outstanding stock options and restricted stock awards does not purport to be complete and is qualified in its entirety by reference to the Amendment to Stock Option and Stock Award Agreements (in the case of Mr. Corbett) and Amendment to Stock Option Agreements (in the case of Mr. Corbett’s former spouse), copies of which are included as Exhibits 10.2 and 10.3, respectively, to this Form 8-K and are incorporated herein by reference thereto.
In addition to the foregoing, the Company and Mr. Corbett entered into a Consulting Agreement, dated as of April 6, 2008 (the “Consulting Agreement”), pursuant to which Mr. Corbett will serve as a consultant until October 6, 2008, reporting to the President and Chief Executive Officer of the Company. Mr. Corbett will receive $5,000 per month for up to 4 days (assuming 8 hours per day) of consulting services and will be compensated at a rate of $156.25 per hour for any consulting services in excess of the foregoing. The Consulting Agreement also contains customary confidentiality provisions.
The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is included as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference thereto.
In addition to the foregoing, on April 4, 2008, Mr. Corbett and Warburg Pincus Equity Partners, L.P. (“Warburg Pincus”) entered into an Extension Agreement (the “Extension Agreement”). The Extension Agreement extended the maturity dates of two loan agreements with Warburg Pincus, both of which accrue interest at the rate of 3.46%. The maturity dates of these two loan agreements, which had previously been extended to September 30, 2007 and February 20, 2008, have been extended such that the maturity date for each loan is now the earlier of (i) July 6, 2010 or (ii) the first date on which Mr. Corbett directly or indirectly exercises one or more stock options to purchase shares of the Company’s common stock beneficially owned by him or any such options which are converted or exchanged, whether in connection with a transaction or otherwise. However, if prior to the earlier of such dates, Mr. Corbett’s stock options are cashed-out or cancelled in connection with a transaction involving the Company or any successor entity, Mr. Corbett has agreed to apply any and all net proceeds received by him as a result of such transaction to the repayment of the outstanding interest and principal then due and owning under the loans. As disclosed in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008, Warburg Pincus beneficially owned approximately 29.8% of the Company’s outstanding common stock as of March 3, 2008.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and Release of Claims, dated as of April 6, 2008, between ev3 Endovascular, Inc. and James M. Corbett

10.2	Amendment to Stock Option and Stock Award Agreements, made as of April 6, 2008 by ev3 Inc.

10.3	Amendment to Stock Option Agreements, made as of April 6, 2008 by ev3 Inc.

10.4	Consulting Agreement, dated as of April 6, 2008, between ev3 Endovascular, Inc. and James M. Corbett

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ev3 Inc.

By:	/s/ Kevin Klemz

Name:	Kevin Klemz
Title:	Senior Vice President and Chief Legal Officer
Date: April 7, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and Release of Claims, dated as of April 6, 2008, between ev3 Endovascular, Inc. and James M. Corbett

10.2	Amendment to Stock Option and Stock Award Agreements, made as of April 6, 2008 by ev3 Inc.

10.3	Amendment to Stock Option Agreements, made as of April 6, 2008 by ev3 Inc.

10.4	Consulting Agreement, dated as of April 6, 2008, between ev3 Endovascular, Inc. and James M. Corbett